UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                   FORM 8-K/A

                         -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


            January 28, 1999                             0-14871
-------------------------------------     -------------------------------------
(Date of earliest report)                 (Commission File Number)


                             ML MEDIA PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


                New York                               13-3221085
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      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)            Identification Number)




       World Financial Center, South Tower, New York, New York 10080-6108
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               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
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              (Registrant's telephone number, including area code)


                                 Not Applicable
   -------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 2. Acquisition or Disposition of Assets.
------

On January 28, 1999, ML Media Partners, L.P. (the "Partnership") consummated the previously reported sale to Chancellor Media Corporation of Los Angeles ("Chancellor") of the stock of Wincom Broadcasting Corporation ("Wincom"), pursuant to the Stock Purchase Agreement (the "Agreement") dated August 11, 1998. Wincom owns all of the outstanding stock of Win Communications, Inc. ("Win"), which owns and operates radio station WQAL-FM, serving Cleveland, Ohio (the "Station").

The base purchase price for the Station was $51,250,000, subject to certain adjustments for the apportionment of current assets and liabilities as of the closing date, as provided for in the Agreement.

Pursuant to the Agreement, the Partnership deposited $2.5 million into an Indemnity Escrow Account against which Chancellor may make indemnification claims for a period of up to two years after the closing; $1.5 million, less any claims previously asserted, will be released on December 31, 1999. In addition, the Partnership intends to hold a portion of the purchase price in reserve to pay (or to reserve for payment of) wind- down expenses, sale-related expenses and other debts and obligations of the Partnership, including deferred reimbursable expenses owed to the General Partner.

Distributions of the remaining proceeds from the sale of the Station will be made to partners of record as of January 28, 1999, in accordance with the terms of the Partnership's Partnership Agreement. It is expected that such distribution of net sales proceeds will be made by the end of the first quarter of 1999. To the extent any amounts reserved or paid into escrow as described above are subsequently released, such amounts will be distributed to partners of record as of the date of such release.


Item 7. Financial Statements and Exhibits
------

Exhibit 1 - Stock Purchase Agreement dated August 11, 1998, between the Partnership and Chancellor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ML MEDIA PARTNERS, L.P.

                                    By:  Media Management Partners,
                                          General Partner

                                    By:  RP Media Management,
                                          General Partner

                                    By:  IMP Media Management,
                                          Inc.


Dated February 1, 1999              By:  s/ Elizabeth McNey Yates
                                         -----------------------------
                                         Elizabeth McNey Yates
                                         Vice President